EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SouthState Bank, National Association, organized under the laws of the United States

SSB Insurance Corp.

SCBT Capital Trust I

SCBT Capital Trust II

SCBT Capital Trust III

TSB Statutory Trust I

SAVB Capital Trust I

SAVB Capital Trust II

Southeastern Bank Financial Statutory Trust I

Southeastern Bank Financial Statutory Trust II

Community Capital Statutory Trust I

CSBC Statutory Trust I

FCRV Statutory Trust I

Provident Community Bancshares Capital Trust I

Provident Community Bancshares Capital Trust II